Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Joseph G. Morone, the Chief Executive Officer, and Michael C. Nahl, the Chief Financial Officer, of Albany International Corp., a Delaware corporation (”the Company“), do each hereby certify, to such officer’s knowledge that the annual report on Form 10-K for the fiscal year ended December 31, 2005 (”the Form 10K“) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.

Dated: March 1, 2006

/s/ Joseph G. Morone

Joseph G. Morone
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael C. Nahl

Michael C. Nahl
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

CORPORATE INFORMATION

Transfer Agent, Dividend Distribution Agent, and Registrar

For assistance with shareholder account questions such as change of address, lost certificates, change of ownership, dividend reinvestment plan, and other similar matters, contact:

For Mail/Deliveries
Shareholder Communications Team
Computershare Investor Services LLC
Two North LaSalle Street, Mezzanine Level
Chicago, Illinois 60602-3702

Telephone: (312) 360-5395
Fax: (312) 601-4332
Email: web.queries@computershare.com

On the Web
Shareholders can access account information and shareholder services online at
www.computershare.com/contact_us.

Notice of Annual Meeting

The Annual Meeting of the Company’s shareholders will be held on Friday, May 12, 2006, at 10:00 a.m. at the Desmond Hotel and Conference Center, 660 Albany Shaker Road, Albany, NY 12211.

Stock Listing

Albany International is listed on the New York Stock Exchange, Pacific Stock Exchange, and Frankfurt Stock Exchange (Symbol AIN). Stock tables in newspapers and financial publications list Albany International as “AlbanyInt.”

Equal Employment Opportunity

Albany International, as a matter of policy, does not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age, physical or mental disability, or status as a disabled or Vietnam-era veteran. This policy of nondiscrimination is applicable to matters of hiring, upgrading, promotions, transfers, layoffs, terminations, rates of pay, selection for training, recruitment, and recruitment advertising. The Company maintains affirmative action programs to implement its EEO policy.

Directors and Officers

Directors

Thomas R. Beecher, Jr.[2,3]
President, Ballynoe Inc.

Erland E. Kailbourne[1,2,3]
Retired — Chairman and Chief Executive Officer, Fleet National Bank
(New York Region)

Francis L. McKone[2]
Retired Chairman and Chief
Executive Officer,
Albany International Corp.

Frank R. Schmeler
Chairman and Retired Chief
Executive Officer,
Albany International Corp.

Joseph G. Morone
President and Chief Executive Officer

Christine L. Standish[3]

John C. Standish
Senior Vice President — Manufacturing,
Americas Business Corridor,
Albany International Corp.

Juhani Pakkala[1,3]
Retired — President and Chief Executive Officer, Metso Paper Inc.

Paula H. J. Cholmondeley[1,2]
Retired — Vice President and General Manager, Sappi Fine Papers, North America

John F. Cassidy, Jr.[2]
Retired — Senior Vice President, Science
and Technology,
United Technologies Corp.

[1] Member, Audit Committee
[2] Member, Compensation
[3] Member, Governance Committee

Officers
Joseph G. Morone
President and Chief Executive Officer

William M. McCarthy
Executive Vice President — Global Planning, Engineering, and Procurement

Michael C. Nahl
Executive Vice President and
Chief Financial Officer

Thomas H. Curry
Group Vice President — PMC Americas

Daniel Halftermeyer
Group Vice President — PMC Europe

Hartmut Peters
Group Vice President —
PMC Asia and Pacific

Dieter Polt
Group Vice President — Albany Door Systems and Applied Technologies

Frank Kolf
Senior Vice President — Global Procurement and Supply Chain Management

John C. Standish
Senior Vice President — Manufacturing,
Americas Business Corridor

Richard A. Carlstrom
Vice President — Controller

David C. Michaels
Vice President — Treasury and Tax

Kenneth C. Pulver
Vice President — Global Marketing and Communications

Charles J. Silva, Jr.
Vice President — General Counsel

Christopher J. Connally
Corporate Treasurer

Thomas H. Hagoort
Secretary